EXHIBIT 32.2

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Report of Graphene & Solar Technologies Limited (the “Company”) on Form 10-Q for the period ended March 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Frank G. Herrera, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Frank G. Herrera
Frank G. Herrera
Interim Chief Financial Officer and Director

May 21, 2019